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                                                                 Exhibit (k)(ii)

                            FUND ACCOUNTING AGREEMENT

     AGREEMENT made as of this [] day of December, 2004 by and between Fiduciary/Claymore MLP Opportunity Fund, a Delaware statutory trust (hereinafter called the "Fund") and The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Bank").

                                   WITNESSETH:

     In consideration of the mutual agreements herein contained, the Fund and the Bank hereby agree as follows:

     1. The Fund hereby appoints the Bank to perform the duties hereinafter set forth.

     2. The Bank hereby accepts appointment and agrees to perform the duties hereinafter set forth.

     3. Subject to the provisions of paragraphs 4 and 5 below, the Bank shall compute the net asset value per share of each Series of shares listed on
Schedule I hereto (the "Series") of the Fund and shall value the securities held by the Fund (the "Securities") at such times and dates and in the manner specified in the then currently effective Prospectus of the Fund.

     4. To the extent valuation of Securities or computation of a Series' net asset value as specified in the Fund's then currently effective Prospectus is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify the Bank in writing and thereafter shall either furnish the Bank at all appropriate times with the values of such Securities and each Series' net asset value, or subject to the prior approval of the Bank, instruct the Bank in writing to value Securities and compute each

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Series' net asset value in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations. The Fund may also from time to time, subject to the prior approval of the Bank, instruct the Bank in writing to compute the value of the Securities or a Series' net asset value in a manner other than as specified in paragraph 3 of this Agreement. By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Prospectus of the Fund. The Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing each Series' net asset value.

     5. The Fund shall furnish the Bank with any and all instructions, explanations, information, specifications and documentation deemed necessary by the Bank in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. The Bank shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to the Bank the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Fund shall also furnish the Bank with bid, offer, or market values of Securities if the Bank notifies the Fund that same are not available to the Bank from a security pricing or similar service utilized, or subscribed to, by the Bank which the Bank in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish the Bank with bid, offer, or market values of Securities and instruct the Bank to use such information in its calculations hereunder. The Bank shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any securities pricing or similar service.

     6. The Bank shall advise the Fund, the Fund's custodian and the Fund's transfer agent of the net asset value of each Series upon completion of the computations required to be made by the Bank pursuant to this Agreement.

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     7.   The Bank shall, as agent for the Fund, maintain and keep current the books, accounts and other documents, if any, listed in Appendix A hereto and made a part hereof, as such Appendix A may be amended from time to time, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rule 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940, as amended (the "Rules"). Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Fund during the Bank's normal business hours.

     8. All records maintained and preserved by the Bank pursuant to this Agreement which the Fund is required to maintain and preserve in accordance with the above-mentioned Rules shall be and remain the property of the Fund and shall be surrendered to the Fund promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Fund, the Bank shall provide in hard copy or on micro-film, whichever the Bank shall elect, any records included in any such delivery which are maintained by the Bank on a computer disc, or are similarly maintained, and the Fund shall reimburse the Bank for its expenses of providing such hard copy or micro-film.

     9. The Bank, in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it in writing by the Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, evaluations of Securities; the amounts or formula for calculating the amounts and times of accrual of Series' liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of Securities; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of the Fund. In the event the Bank's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings

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thereon, from a pricing or similar service utilized, or subscribed to, by the
Bank which the Bank in its judgment deems reliable, the Bank shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information.

     10. The Bank shall not be required to inquire into any valuation of Securities or other assets by the Fund or any third party described in preceding paragraph 9 hereof, even though the Bank in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

     11. The Bank, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Fund is or will be actually paid, but will accrue such interest until otherwise instructed by the Fund.

     12. The Bank shall not be responsible for delays or errors which occur by reason of circumstances beyond its control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without the Bank, mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, communication or power supply, or other similar circumstances. Nor shall the Bank be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than the Bank to supply any instructions, explanations, information, specifications or documentation deemed necessary by the Bank in the performance of its duties under this Agreement.

     13. No provision of this Agreement shall prevent the Bank from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kind. Any and all operational procedures, techniques and devices developed by the Bank in connection with the performance of its duties and obligations under this Agreement, including those developed in conjunction with the

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Fund, shall be and remain the property of the Bank, and the Bank shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

     14. The Bank may, with respect to questions of law, apply to and obtain the advice and opinion of counsel to the Fund or its own counsel and shall be entitled to rely on the advice or opinion of such counsel, provided that the Bank shall where circumstances reasonably permit notify the Fund in writing prior to obtaining such advice or opinion of counsel. The costs of any such advice or opinion shall be borne by the Fund.

     15. In no event shall the Bank be required to accept or act upon any oral instructions; regardless of the circumstances.

     16. Notwithstanding any other provision contained in this Agreement, the Bank shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to, the Fund; (b) the taxable nature or effect on the Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Fund to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

     17. The Bank shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by the Fund, or for delays caused by circumstances beyond the Bank's control, unless such loss, damage or expense arises out of the gross negligence or

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willful misconduct of the Bank. In no event shall the Bank be liable to the
Company or any third party for special, indirect, or consequential damages, or for lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

     18. Without limiting the generality of the foregoing, the Fund shall indemnify the Bank against and save the Bank harmless from any loss, damage or expense, including reasonable counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

          (a) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank in writing by any third party described in preceding paragraph 9 hereof or by or on behalf of the Fund;

          (b) Action or inaction taken or omitted to be taken by the Bank pursuant to written instructions of the Fund or otherwise without gross negligence or willful misconduct;

          (c) Any action taken or omitted to be taken by the Bank in good faith in accordance with the advice or opinion of counsel for the Fund or its own counsel;

          (d) Any improper use by the Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Bank pursuant to this Agreement;

          (e) The method of valuation of the Securities and the method of computing each Series' net asset value; or

          (f) Any valuations of Securities or net asset value provided by the Fund.

     19. In consideration for all of the services to be performed by the Bank as set

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forth herein the Bank shall be entitled to receive reimbursement for all out-of-pocket expenses and such compensation as may be agreed upon in writing from time to time between the Bank and the Fund.

     20. Attached hereto as Appendix B is a list of persons duly authorized by the Fund's Declaration of Trust and By-Laws to execute this Agreement and give any written instructions, or written specifications, by or on behalf of the Fund. From time to time the Fund may deliver a new Appendix B to add or delete any person and the Bank shall be entitled to rely on the last Appendix B actually received by the Bank.

     21. The Fund represents and warrants to the Bank that it has all requisite power to execute and deliver this Agreement, to give any written instructions contemplated hereby, and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery, and performance.

     22. This Agreement shall not be assignable by the Fund without the prior written consent of the Bank, or by the Bank without the prior written consent of the Fund.

     23. Either of the parties hereto may terminate this Agreement by giving the other party a notice in writing specifying the date of such termination, which shall not be less than thirty (30) days after the date of giving of such notice. Upon the date set forth in such notice, the Bank shall deliver to the Fund all records then the property of the Fund and, upon such delivery, the Bank shall be relieved of all duties and responsibilities under this Agreement.

     24. This Agreement may not be amended or modified in any manner except by written agreement executed on behalf of both parties hereto.

     25. This Agreement is executed in the State of New York and all laws and rules of construction of the State of New York (other than those relating to choice of laws) shall govern the rights, duties and obligations of the parties hereto. The Fund and the Bank hereby consent to the exclusive jurisdiction of a state or federal courts situated

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in New York City, New York in connection with any dispute arising hereunder. The
Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such preceding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient form. The Fund and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     26. The performance and provisions of this Agreement are intended to benefit only the Bank and the Fund, and no rights shall be granted to any other person by virtue of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                           -----------------------------------


                                           By:
                                               -----------------------------
                                              Name:
                                              Title:


Attest:


----------------------------------
Name:
Title:


                                           THE BANK OF NEW YORK


                                           By:
                                               -----------------------------
                                              Name:
                                              Title:

Attest:


----------------------------------

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                     APPENDIX A TO FUND ACCOUNTING AGREEMENT
                                     BETWEEN
                              THE BANK OF NEW YORK
                                       AND

         _______________________________________________________________

     I. The Bank of New York (the "Bank"), as agent for __________________ ____________________ (the "Fund"), shall maintain the following records on a daily basis for each Series.

          1.   Report of priced portfolio securities
          2.   Statement of net asset value per share

     II. The Bank shall maintain the following records on a monthly basis for each Series:

          1.   General Ledger
          2.   General Journal
          3.   Cash Receipts Journal
          4.   Cash Disbursements Journal
          5.   Subscriptions Journal
          6.   Redemptions Journal
          7.   Accounts Receivable Reports
          8.   Accounts Payable Reports
          9.   Open Subscriptions/Redemption Reports
          10.  Transaction (Securities) Journal
          11.  Broker Net Trades Reports

     III. The Bank shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series. Schedule D shall be produced on an annual basis for each Series.

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     The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, The Securities and Exchange Commission and the Fund's Auditors.

     IV. For internal control purposes, the Bank uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each Series:

          1.   Securities bought
          2.   Securities sold
          3.   Interest received
          4.   Dividends received
          5.   Capital stock sold
          6.   Capital stock redeemed
          7.   Other income and expenses

     All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

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                                   APPENDIX B


     I, ________________, of ____________________, a Delaware statutory trust
(the "Fund"), do hereby certify that:

     The following individuals serve in the following positions with the Fund, and each has been duly elected or appointed by the Board of Trustees of the Fund to each such position and qualified therefor in conformity with the Fund's Declaration of Trust and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to the Bank.

NAME                               POSITION                      SIGNATURE
                                   President and
                                   Chief Executive Officer
------------------------------                                   ------------------------------

                                   Secretary
------------------------------                                   ------------------------------

                                   Treasurer and
                                   Chief Financial Officer
------------------------------                                   ------------------------------

                                   Vice President
------------------------------                                   ------------------------------

                                   Vice President and
                                   Assistant Secretary
------------------------------                                   ------------------------------

                                   Employee of Advisor
------------------------------                                   ------------------------------

                                   Employee of Advisor
------------------------------                                   ------------------------------

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                                   SCHEDULE I

                                     SERIES